Exhibit 10.3
AMENDMENT NO. 1 TO AMENDED AND RESTATED
LETTER AGREEMENT DCT-022/03
This Amendment No. 1 to Amended and Restated Letter Agreement DCT-022/03, dated as of August 15th, 2007 (“Amendment No. 1”) relates to the Amended and Restated Letter Agreement DCT-022/03 (the “Letter Agreement”) between Embraer — Empresa Brasileira de Aeronáutica S.A. (“Embraer”) and US Airways Group, Inc. (“Buyer”) dated June 13, 2006 as amended from time to time (collectively referred to herein as “Agreement”). This Amendment No. 1 is between Embraer and Buyer, collectively referred to herein as the “Parties”.
This Amendment No. 1 sets forth additional agreements between Embraer and Buyer with respect to the matters set forth herein.
Except as otherwise provided for herein, all terms of the Letter Agreement shall remain in full force and effect. All capitalized terms used in this Amendment No. 1, which are not defined herein shall have the meaning given in the Letter Agreement. In the event of any conflict between this Amendment No. 1 and the Letter Agreement the terms, conditions and provisions of this Amendment No. 1 shall control.
WHEREAS, Embraer and Buyer entered into the Amended and Restated Purchase Agreement DCT — 021/03 dated June 13, 2006 (“Purchase Agreement”) and further entered into Amendment No. 2 to the Purchase Agreement on June 6th, 2007 (“Amendment 2 to Purchase Agreement”);
WHEREAS, pursuant to Amendment 2 to Purchase Agreement, Embraer granted to Buyer the right under various circumstances to acquire an additional one hundred and forty (140) Option Aircraft in connection with Buyer’s desire to reinstate its total aircraft options order from the original purchase agreement executed by the Parties, Purchase Agreement DCT 021/03 dated May 9, 2003, and as such, increase by one hundred and forty (140) aircraft the total number of Option Aircraft available under the Purchase Agreement; and
WHEREAS, in connection with Amendment 2 to Purchase Agreement, Embraer and Buyer agree to enter into certain amendments and modifications to the Letter Agreement;
NOW, THEREFORE, for good and valuable consideration which is hereby acknowledged Embraer and Buyer hereby agree as follows:
1.	Aircraft Price Escalation **:

The fourth line of Article 3.1 shall be deleted and replaced as follows:

“For Option Aircraft ** and for Option Aircraft **.”

2.	Regional Carrier Assignment

Article 23 shall be deleted in its entirety and replaced as follows:

**	Confidential treatment requested.

Notwithstanding the terms of Articles 14 and 21 of the Purchase Agreement, Buyer may assign to Republic or any other US certificated airline approved by Embraer (such approval not to be unreasonably withheld) (collectively referred to as “Regional Airline”) the purchase rights for the Initial Aircraft and Additional Aircraft so that such Regional Airline may operate such Initial Aircraft and Additional Aircraft for Buyer pursuant to a jet services agreement executed by Buyer. For avoidance of doubt, Buyer shall not assign any rights under the Second Amended and Restated Financing Letter of Agreement DCT-023/03 regarding any Aircraft and the purchase of such Aircraft by the Regional Airline or Republic shall be subject to terms and conditions agreed to between Embraer and such Regional Airline or Republic.
3.	Miscellaneous

All other terms and conditions of the Letter Agreement, which are not specifically amended or modified by this Amendment No. 1, shall remain in full force and effect without any change.
[Signature page follows]

IN WITNESS WHEREOF, EMBRAER and BUYER, by their duly authorized officers, have entered into and executed this Amendment No. 1 to Letter Agreement to be effective as of the date first written above.

EMBRAER — Empresa Brasileire de Aeronáutica S.A.		US Airways Group, Inc.

By		By:	/s/ Thomas T. Weir

	Name:		Name:	Thomas T. Weir
	Title:		Title:	Vice President and Treasurer

By		Date: 8/15/07

	Name:	Place: Tempe, Arizona USA
Title:
Date:
Place:

Witness:		Witness:	/s/ Ann F. Halton

	Name:		Name: Ann F. Halton

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